Interactive Intelligence Reports First-Quarter 2013 Financial Results

-	Total orders up 31 percent from 2012 first quarter
-	Cloud-based orders increased 42 percent to 31 percent of total orders
-	Total revenues up 39 percent to $73.2 million

INDIANAPOLIS,  May 6, 2013 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of unified IP business communications software and services, has announced financial results for the first quarter ended March 31, 2013.

“During the first quarter of 2013, we had solid order growth in all our geographies and booked twice as many orders greater than $250,000 as we did in the first quarter last year,” said Interactive Intelligence founder and CEO, Dr. Donald Brown. “Our year-over-year revenue growth further highlights our ongoing traction with some of the world’s largest global companies as they adopt our technology with on-premises deployments or by joining the move to the cloud. The rapid growth of our cloud-based orders and revenues continued to enhance the scale of our overall recurring revenues. We will continue to make those investments that drive growth in market share, particularly with our cloud-based offering, which remains the highest growth segment of our market.”

Brown added: “We remain committed to innovation and extending our product capabilities, as evidenced by the recent launch of our cloud-based product for small contact centers. Looking forward, we are confident in our long-term strategy to expand our cloud business, thereby increasing our recurring revenues and consistently gaining market share. Based on our strong global pipeline, we are maintaining our 2013 total order growth forecast of 20 percent, with cloud-based orders expected to represent approximately half of total orders.”

First Quarter 2013 Financial Highlights:

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Orders: Total orders increased by 31 percent from the first quarter of 2012, while cloud-based orders were up 42 percent over the first quarter of 2012 and comprised 31 percent of total orders. The company signed 39 contracts over $250,000, which included eight orders over $1 million, up from 17 orders over $250,000, including six orders over $1 million in the first quarter of 2012.

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Revenues:  Total revenues were $73.2 million, an increase of 39 percent over the first quarter of 2012. Recurring revenues, which include both maintenance and support from perpetual license agreements and cloud-based revenues, increased 22 percent to $33.8 million and accounted for 46 percent of total revenues. Cloud-based revenues increased 42 percent to $7.1 million. Product revenues were $28.0 million and services revenues were $11.4 million, up 44 percent and 101 percent, respectively, compared to the first quarter of 2012. During the first quarter of 2013, our product revenues benefitted from partial revenue recognition of a large order signed during the fourth quarter of 2012.

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Total Deferred Revenues: Deferred revenues increased to $110.2 million as of March 31, 2013, from $77.8 million as of March 31, 2012. In addition, the amount of unbilled future cloud-based revenues as of March 31, 2013 increased to $95.8 million from $40.6 million at the end of the 2012 first quarter. The combination of deferred revenues and unbilled future cloud-based revenues was $206.0 million, up 74 percent from $118.4 million as of March 31, 2012.

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Operating Income: GAAP operating income was $3.4 million for the first quarter of 2013, compared to $276,000 in same quarter last year. Non-GAAP* operating income was $6.2 million for the first quarter of 2013, with a non-GAAP operating margin of 8.5 percent, compared to $2.4 million and 4.6 percent, respectively, in the first quarter of 2012.

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Net Income: GAAP net income for the first quarter of 2013 was $1.5 million, or $0.07 per diluted share based on 20.7 million weighted average diluted shares outstanding, and included a tax credit related to 2012 research and development of $600,000. These results compare to GAAP net income for the same quarter in 2012 of $189,000, or $0.01 per diluted share based on 20.0 million weighted average diluted shares outstanding.

Non-GAAP net income for the first quarter of 2013 was $3.6 million, or $0.17 per diluted share, compared to non-GAAP net income of $1.9 million, or $0.09 per diluted share for the same quarter in 2012.

-	Cash, Cash Equivalents and Investments: As of March 31, 2013, we had cash, cash equivalents, and investments of $81.9 million.

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Cash Flows: The company used $1.0 million in cash flow for operating activities in the first quarter of 2013 and $3.6 million for capital expenditures, which included expansion of its cloud infrastructure, and received $5.7 million from the exercise of stock options.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional First Quarter 2013 and Recent Highlights:

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Interactive Intelligence launched CaaS Small Center℠, a new cloud solution designed to give contact centers with under 50 agents a simple, cost-effective way to access the same sophisticated communications applications as the largest global centers.

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Interactive Intelligence released an enhanced version of its Bay Bridge Decisions™ contact center forecasting, capacity planning and analysis product suite, which was designed to help customers reduce costs and improve service.

-	Interactive Intelligence purchased the customer support agreements of of Amtel Communications Ltd., its New Zealand-based reseller, effective April 1, 2013.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence first-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of contact center, unified communications, and business process automation software and services. The company's unified IP business communications solutions, which can be deployed on-premises or via the cloud, are ideal for industries such as financial services, insurance, outsourcers, collections, and utilities. Interactive Intelligence was founded in 1994 and has more than 5,000 customers worldwide. The company is among Forbes Magazine's 2011 Best Small Companies in America and Software Magazine's 2012 Top 500 Global Software and Service Providers. It employs approximately 1,400 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or ; on the Net: www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense, the amortization of certain intangible assets related to acquisitions by the company and non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-GAAP income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense, non-GAAP income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

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Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012

Revenues:
Product	$ 27,991	$ 19,435
Recurring	33,827	27,639
Services	11,420	5,694
Total revenues	73,238	52,768
Costs of revenues:
Product	7,878	5,652
Recurring	10,142	7,240
Services	7,861	4,233
Amortization of intangible assets	49	35
Total cost of revenues	25,930	17,160
Gross profit	47,308	35,608
Operating expenses:
Sales and marketing	23,292	17,763
Research and development	12,524	10,380
General and administrative	7,614	6,888
Amortization of intangible assets	463	301
Total operating expenses	43,893	35,332
Operating income	3,415	276
Other expense:
Interest income, net	199	182
Other expense	(1,402)	(184)
Total other expense	(1,203)	(2)
Income before income taxes	2,212	274
Income tax expense	755	85
Net income	$ 1,457	$ 189
Other comprehensive income:
Foreign currency translation adjustment	$ 105	$ 381
Net unrealized investment gain (loss) - net of tax	(32)	160
Comprehensive income	$ 1,530	$ 730

Net income per share:
Basic	$ 0.07	$ 0.01
Diluted	0.07	0.01

Shares used to compute net income per share:
Basic	19,704	19,099
Diluted	20,738	20,020

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012

Recurring revenue, as reported	$ 33,827	$ 27,639
Purchase accounting adjustments	85	130
Non-GAAP recurring revenue	$ 33,912	$ 27,769

Recurring revenue gross profit as reported	$ 23,685	$ 20,399
Purchase accounting adjustments	85	130
Non-cash stock-based compensation expense	166	122
Non-GAAP recurring revenue gross profit	$ 23,936	$ 20,651
Non-GAAP recurring revenue gross margin	70.6%	74.4%

Services revenue gross profit as reported	$ 3,559	$ 1,461
Non-cash stock-based compensation expense	48	34
Non-GAAP services revenue gross profit	$ 3,607	$ 1,495
Non-GAAP services revenue gross margin	31.6%	26.3%

Total revenue, as reported	$ 73,238	$ 52,768
Purchase accounting adjustments	85	130
Non-GAAP total revenue	$ 73,323	$ 52,898

Gross Profit, as reported	$ 47,308	$ 35,608
Purchase accounting adjustments	85	130
Operating expenses	49	35
Non-cash stock-based compensation expense	214	156
Non-GAAP gross profit	$ 47,656	$ 35,929
Non-GAAP gross margin	65.0%	67.9%

Operating income, as reported	$ 3,415	$ 276
Purchase accounting adjustments	611	588
Non-cash stock-based compensation expense	2,170	1,579
Non-GAAP operating income	$ 6,196	$ 2,443
Non-GAAP operating margin	8.5%	4.6%

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net income, as reported	$ 1,457	$ 189
Purchase accounting adjustments:
Increase to revenues:
Recurring	85	130
Reduction of operating expenses:
Customer Relationships	418	256
Technology	49	35
Non-compete agreements	45	45
Acquisition Costs	14	122
Total	611	588
Non-cash stock-based compensation expense:
Cost of recurring revenues	166	122
Cost of services revenues	48	34
Sales and marketing	807	533
Research and development	616	397
General and administrative	533	493
Total	2,170	1,579
Non-GAAP income tax expense adjustment	(640)	(501)
Non-GAAP net income	$ 3,598	$ 1,855

Diluted EPS, as reported	$ 0.07	$ 0.01
Purchase accounting adjustments	0.03	0.03
Non-cash stock-based compensation expense	0.10	0.08
Non-GAAP income tax expense adjustment	(0.03)	(0.03)
Non-GAAP diluted EPS	$ 0.17	$ 0.09

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2013	2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 41,793	$ 45,057
Short-term investments	26,940	23,816
Accounts receivable, net	79,211	68,409
Deferred tax assets, net	17,031	16,600
Prepaid expenses	21,319	15,565
Other current assets	6,523	5,958
Total current assets	192,817	175,405
Long-term investments	13,143	11,757
Property and equipment, net	27,867	26,816
Goodwill	38,244	38,723
Intangible assets, net	21,890	22,676
Other assets, net	5,868	6,419
Total assets	$ 299,829	$ 281,796

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 7,693	$ 8,796
Accrued liabilities	18,470	23,008
Accrued compensation and related expenses	9,893	13,640
Deferred product revenues	12,831	5,999
Deferred services revenues	72,013	67,893
Total current liabilities	120,900	119,336
Long-term deferred revenues	25,331	18,000
Other long-term liabilities	216	343
Total liabilities	146,447	137,679

Shareholders' equity:
Preferred stock	-	-
Common stock	198	194
Additional paid-in-capital	141,090	133,359
Accumulated other comprehensive loss	(602)	(675)
Retained earnings	12,696	11,239
Total shareholders' equity	153,382	144,117
Total liabilities and shareholders' equity	$ 299,829	$ 281,796

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012

Operating activities:
Net income	$ 1,457	$ 189
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,608	2,150
Amortization	482	371
Other non-cash items	707	(470)
Stock-based compensation expense	2,170	1,579
Tax benefits from stock-based payment arrangements	(363)	(70)
Deferred income tax	(1,553)	(163)
Amortization (accretion) of investment premium (discount)	(270)	112
Loss on disposal of fixed assets	-	25
Changes in operating assets and liabilities:
Accounts receivable	(10,802)	5,771
Prepaid expenses	(5,754)	(394)
Other current assets	(565)	(154)
Other assets	1,685	158
Accounts payable	(768)	(1,188)
Accrued liabilities	(4,562)	(1,785)
Accrued compensation and related expenses	(3,747)	(2,835)
Deferred product revenues	6,839	518
Deferred services revenues	11,444	605
Net cash provided by operating activities	(991)	4,419

Investing activities:
Sales of available-for-sale investments	8,911	21,908
Purchases of available-for-sale investments	(13,200)	(21,300)
Purchases of property and equipment	(3,569)	(2,569)
Acquisitions, net of cash	-	(7,042)
Unrealized loss on investment	17	-
Net cash used in investing activities	(7,841)	(9,003)

Financing activities:
Proceeds from stock options exercised	5,704	1,777
Proceeds from issuance of common stock	400	141
Employee taxes withheld for restricted stock units	(899)	(253)
Tax benefits from stock-based payment arrangements	363	70
Net cash provided by financing activities	5,568	1,735
Net decrease in cash and cash equivalents	(3,264)	(2,849)
Cash and cash equivalents, beginning of period	45,057	28,465
Cash and cash equivalents, end of period	$ 41,793	$ 25,616

Cash paid during the period for:
Interest	$ 4	$ -
Income taxes	6,764	2,094

Other non-cash item:
Purchases of property and equipment payable at end of period	20	234

Supplemental Data
(Dollars in thousands)
(unaudited)

	2012					2013
	Q1	Q2	Q3	Q4	Total	Q1

Margins (GAAP):
Product	70.9%	69.5%	73.4%	75.2%	72.5%	71.9%
Recurring	73.8%	72.4%	72.3%	72.7%	72.8%	70.0%
Services	19.7%	22.6%	18.9%	33.5%	24.8%	31.2%
Overall	66.8%	65.2%	65.6%	67.9%	66.5%	64.6%

Year-over-year Revenue Growth (GAAP):
Product	-4.8%	-18.8%	3.3%	2.5%	-4.5%	44.0%
Recurring	31.1%	27.2%	17.9%	31.5%	26.8%	22.4%
Services	-8.4%	23.5%	34.7%	71.7%	30.0%	100.6%
Overall	10.6%	5.4%	13.7%	22.3%	13.3%	38.8%

Orders:
Over $1 million	6	8	9	19	42	8
Between $250,000 and $1 million	11	28	28	49	116	31

Number of new customers	60	67	65	110	302	74

Average new customer order:
Overall	$ 240	$ 349	$ 409	$ 623	$ 440	$ 335
Cloud-based	761	557	822	1,134	866	788